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                                                                   EXHIBIT 10.18

                                LEASED AGREEMENT

     LEASE AGREEMENT dated as of this 10th day of July, 1985, by and between SIMON D. YOUNG, Trustee of the Sandpy Realty Trust under a Declaration of Trust dated January 2, 1985 and recorded in Bristol County North District Registry of Deeds in Book 2700, Page 276, whose address is 16 Westwood Drive, Brockton, Massachusetts (hereinafter called "Lessor"), and WIGS BY PAULA, INC., a Massachusetts corporation having a place of business at 321 Manley Street, West Bridgewater, Massachusetts (hereinafter called "Lessee").

     1. Demise of Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, for the term, at the rents and subject to the provisions hereinafter set forth, the premises consisting of (i) the parcel of land described in Schedule A hereto, together with all buildings and improvements now or hereafter located thereon (hereinafter "the Land" and "the Building") and
(ii) all easements, rights, restrictions and appurtenances relating to such parcel (all of the foregoing (i) and (ii) being hereinafter called the "Leased Premises").

     2. Title and Condition. Lessor warrants that on the "Commencement Date" as hereinafter defined, it shall have good and clear record and marketable title to the Leased Premises, free from all liens and encumbrances except as set forth on Schedule B attached hereto, and that said premises may be used for the purposes set forth in Paragraph 8(a)(i) hereof. Title to the Leased Premises may also be subject to a first mortgage to an institutional lender financing construction of the Building and related improvements described in Paragraph (22) hereof, and to any other mortgage or bond indenture of trust granted pursuant to Paragraph (10) hereof (hereinafter the "Institutional First Mortgage").

     3. Term. The term of this lease shall be for a period commencing on the "Commencement Date" as hereinafter defined and expiring twenty-five (25) years thereafter unless sooner terminated under the provisions hereof.

     4. Rent.

     (a) Fixed Rent. Lessee covenants and agrees to pay Lessor without offset or reduction, and without previous demand therefor fixed rent at the annual rate of Three Hundred Four Thousand Five Hundred ($304,500.00) Dollars. All fixed rent shall be payable by Lessee in equal monthly installments on the first day of each and every calendar month after the Commencement Date during the term of this Lease and shall be payable at the office of the Lessor first above set forth or at such other place of which Lessor shall have given Lessee written notice. As hereinafter used, the term "rent" shall be deemed to include the fixed rent (hereinafter called "Fixed Rent") and the Additional Rent, if any, payable by Lessee to Lessor hereinafter. Rent for any portion of a month at the
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beginning or end of the term hereof shall be prorated, and is payable in advance on the first day of such portion of a month.

     (b) Additional Rent. From and after the Commencement Date, Lessee covenants to pay when due, as additional rent (hereinafter called "Additional Rent") the following:


      (i) all real estate taxes on the land and the Building (including, without limitation, all such taxes with respect to alterations pursuant to Paragraph 8(c) and (d) hereof, and all future improvements to the Leased Premises), all water and sewer charges with respect thereto, and any other like municipal charges assessed upon the Leased Premises and accruing and payable after said Commencement Date;

     (ii) all charges for water, gas, light, heat, telephone, electricity, power and other utility, communication or other services rendered to the Lessee at the Leased Premises; and

    (iii) the entire cost of Lessor's insurance as provided in Paragraph (9) hereof (or any increase in the cost thereof as provided in Paragraph 8(d) hereof).

     (iv) the entire increased cost of Lessor's interest charges and other payments due under an Industrial Revenue Bond of even date herewith in the amount of $2,000,000.00 issued by the Town of Easton to finance the acquisition of the Leased Premises, as provided in a Loan Agreement between said Town and Lessor ("the Loan Agreement") and an Indenture of Trust and Mortgage by and between Lessor, said Town, and Rockland Trust Company ("the Indenture"), also of even date, that is all interest and other charges under said Bond over and above the Tax Exempt Rate in effect on the Delivery Date thereof. To the extent that said interest and other charges shall increase pursuant to the terms of said Bond, the entire such increase shall be paid by the Lessee as additional rent.

     Anything to the contrary in the foregoing sections (a) and (b) of this Paragraph (4) notwithstanding, the Fixed Rent and the Additional Rent shall in no event ever be less than the amount payable from time to time by Lessor as Loan Payments and as Additional Payments; as such terms are defined in the Loan Agreement and the Indenture.

     Lessee shall, on the first day of each month of the term, make tax fund payments to Lessor (or if instead required by it, to the Institutional First Mortgagee, so long as there is a first mortgage on the Leased Premises). "Tax fund payments" refer to such payments as Lessor shall reasonably determine to be sufficient to provide in the aggregate, a fund adequate to pay, when they become due and payable, all taxes and assessments referred to in Paragraph 4(b)(i) hereof, with all such amounts for the first fiscal year during which the Commencement Date falls to be equitably apportioned between Lessor and Lessee. If the Lessee shall have made the




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aforesaid tax fund payments, Lessor shall on or before the last day on which the same may be paid without interest or penalty, cause to be paid to the proper authority charged with the collection thereof all said taxes and assessments. If the aggregate of said tax fund payments is not adequate to pay all said taxes and assessments when due, Lessee shall pay to Lessor (or, in the alternative, to said Mortgagee), the amount by which such aggregate is less than the amount required to pay all said taxes, on or before the later of (A) ten (10) days after receipt by Lessee of written notice from Lessor of such amount, or (B) the thirtieth (30th) day prior to the last day on which such taxes and assessments may be paid without interest or penalty. Any balance remaining after such payment by Lessor shall be accounted for to Lessee annually.

     (c) Rent to be Net to Lessor. In addition to and not in limitation of the foregoing, it is the purpose and intent of the Lessor and the Lessee that this lease be a net lease, except as herein expressly provided; and except as aforesaid, that the Fixed Rent shall be absolutely net to the Lessor so that this lease shall yield, net, to the Lessor, the Fixed Rent specified herein at the times specified herein, during the entire term of this lease.

     (d) Permitted Contests. Lessee shall not be required to pay any tax, levy, fee, Additional Rent, or charge referred to above, so long as Lessee shall contest, in good faith and at its own expense, the existence, amount or validity thereof by appropriate proceedings. While any such proceedings are pending, Lessor shall not have the right to pay, remove or cause to be discharged the violation, impairment, tax, levy, fee, rent or lien, encumbrance or charge, thereby being contested, unless the same is required to protect the interests of the Lessor in the real estate. Lessee further agrees that each such contest shall be promptly prosecuted to a final conclusion. Lessee will pay, and save Lessor harmless against any and all losses, judgment, decrees and costs (including all reasonable attorney's fees and expenses) in connection with any such contest and will, promptly after the final settlement, compromise or determination of such contest fully pay and discharge the amounts which shall be levied, assessed, be payable therein, or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith. Anything to the contrary contained in the foregoing notwithstanding, Lessee shall in any event (i) continue to make those tax escrow payments provided for under the second paragraph of Paragraph 4(b) hereof, and (ii) shall pay, or cause to be paid, any such charge prior to the time when the amount thereof would otherwise become a lien upon the Leased Premises which is superior to the lien represented by any permitted mortgage thereof.

     (e) Lessee's Fixturing Period. Lessee shall have the right to occupy the Leased Premises as soon as the same can be done without unduly interfering with the construction activities of the Lessor, for the purpose of installing its equipment and trade fixtures and making the same ready for its occupancy. Such occupancy shall be at Lessee's sole risk. Insofar as reasonably applicable, such occupancy shall be subject to the terms, provisions and conditions of this lease except that no rent of any kind or nature shall be payable on account thereof.


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     5. Compliance with Law. Upon the Commencement Date, Lessor shall deliver the Leased Premises and the construction thereon to be performed by Lessor, in full compliance with all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or adopted prior to the Commencement Date by any governmental authority having jurisdiction thereof, with reference to those initially permitted uses of the premises set forth in Paragraph 8(a)(i) hereof. Lessee shall, at its expense, comply with and shall cause the Leased Premises to comply with all governmental statutes, laws, rules, orders, regulations and ordinances affecting the Land and Building or any part thereof, or the use thereof, enacted and applicable after the Commencement Date (except to the extent that said Land and Building are nonconforming as of the Commencement Date; or will become nonconforming thereafter on the basis of the passage of time or the giving of notice pursuant to a provision of law enacted on or before the Commencement Date, which matters shall remain Lessor's sole responsibility to correct). Neither Lessor nor Lessee shall be required to comply with any such statute, law, rule, order, regulation, or ordinance for which it is responsible as aforesaid (and, in the case of Lessor's responsibility, provided that it does not materially interfere with Lessee's permitted use of the premises), so long as it shall contest in good faith, and at its own expense, the validity or application thereof, and shall promptly prosecute such contest to a final conclusion.

     6. Indemnification. Lessee agrees to pay, and to protect, indemnify, and save harmless Lessor from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorney's fees, and expenses of Lessee and Lessor), causes of action, suits, claims, demands or judgment of any nature whatsoever arising from any injury to, or the death of, any person or any damage to property on the Land and Building, or in any manner growing out of or connected with the use, non-use, condition or occupation of the Land and the Building or any part thereof or resulting from the condition thereof, except for those due to Lessor's default hereunder, or its negligent act or omission. Lessee shall indemnify Lessor of and from any liability as aforesaid arising from any injury to or the death of any person or damage to property on those portions of the Leased Premises other than the Land and the Building if due to the Lessee's default hereunder, act or omission.

     7. Liens and Encumbrances. Subject to the Lessor's right to contest as set forth in Section 4(d), the Lessor will not create any lien, encumbrance or charge on the Leased Premises which may be superior to the Lessee's rights hereunder (other than those items listed in Schedule B hereto and any Institutional First Mortgage permitted hereunder).

     8. Use of Premises; Maintenance; Alterations.

     (a) Use. The Leased Premises may be used (i) as and for a warehouse, distribution center for wigs and related administrative offices, and (ii) such other uses as are permitted by law and the applicable terms of any financing then in force and effect. Lessee will make no use of the Leased Premises which is contrary to law, or which constitutes a nuisance or is hazardous or endangers the Building.


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     (b) Maintenance. (i) Lessor shall make all repairs and replacements required with respect to the Leased premises during the first twelve (12) months after the Commencement Date, which arise out of defective workmanship or material in Lessor's original construction thereof as described in Paragraph
(22) hereof, or by reason of Lessor's failure to fully comply with all laws, ordinances, rules and regulations of and duly constituted governmental authority having jurisdiction thereof, and for which Lessor is responsible. Lessor shall assign to Lessee all guarantees and warranties obtained by Lessor from any contractor or material supplier, except to the extent required by the Lessor to comply with its obligations hereunder. (ii) Except as aforesaid, Lessee shall at all times during the term of this Lease, at its own expense, keep and maintain the Leased Premises, including any additions or alterations thereto regardless of by whom constructed, in good order, repair and condition, reasonable wear and use which is consistent with good maintenance practices (which practices Lessee shall in any event be obligated to follow), damage by fire or other casualty, the obligations, defaults or negligent acts or omissions of Lessor, and the acts of governmental authority, only excepted. The obligation of the Lessee shall, without limiting the foregoing, extend to keeping the Land and the interior and exterior of the building in good, safe, neat, and attractive condition, including, without limitation, landscaping, parking areas, fixtures, and building equipment including plumbling, heating, electricity, air-conditioning, sprinkler systems and the like. Obligations with respect to damage caused by fire or other casualty or eminent domain are covered elsewhere in this lease.

     (c) Alterations to Exterior Areas. Lessee shall have the right at its own cost and expense, to construct on any part or all of the Land, at any time and from time to time, such parking areas, driveways, walks, gardens and other like exterior improvements as Lessee shall from time to time determine; provided that the same shall be in compliance with all then applicable laws, regulations, ordinances and deed restrictions, and provided further that Lessee has first obtained written approval thereof from Lessor and from the holder of any permitted Institutional First Mortgage, which approval shall not be unreasonably withheld or delayed.


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     (d) Alterations to Building: Removal of Fixtures. Lessee may make nonstructural alterations, changes, replacements, improvements and additions in and to the Building originally to be constructed on the Land, including, without limitation, the installation of portable partitions, and the affixation to the realty of trade fixtures or other equipment relating to Lessee's particular use of the Leased Premises. Lessee shall not, however, without the prior written consent of Lessor (and the holder of any permitted Institutional first Mortgage to the extent required by such mortgage), which consent shall not be unreasonably withheld or delayed, make any structural change, alteration or modification to said Building, or construct any additional buildings on the Land.

     Lessee shall submit to Lessor in connection with any proposed nonstructural alteration, change, replacement, improvement, or addition which shall cost in excess of One Hundred Thousand Dollars ($100,000.00), reasonable prior notice of Lessee's intention to make the same, together with schematic drawings and outline specifications of the work proposed to be done.

     In connection with any structural change or additional building as to which consent is required, Lessee shall submit to Lessor and said Mortgagee, comprehensive plans and specifications for the work, and Lessor and said Mortgagee shall have thirty (30) days within which to approve or disapprove the work requested to be approved. If both the Lessor and said Mortgagee fail to disapprove the same in writing, the work shall be deemed approved. No such alteration, change, replacement, improvement or addition (whether structural or nonstructural) may be made, which, in any event:

      (i) impairs or diminishes the strength, or structural or architectural integrity of the Building; or

     (ii) which substantially and detrimentally alters the usefulness of the Building for the uses described in Paragraph 8(a)(i) hereof.

Lessee shall pay any increase in the cost of insurance resulting from any structural or nonstructural alteration or other improvement made by it.

     The removal by Lessee of all nonstructual and structural items previously referred to in this Paragraph 8(d), and of certain components of the Building included in the initial construction under Paragraph 22 hereof, shall be governed by the following:

     (A) All damage caused by such removal shall be repaired and restored, and all work to replace or restore items required by Subparagraph (C) hereof shall be completed by Lessee prior to the expiration of the then current lease period, in any event;

     (B) Lessee may freely remove any nonstructural item installed under this Paragraph 8(d) (including trade fixtures and other equipment as aforesaid, which shall remain Lessee's sole property in any event), but may not remove any structural item or additional building; and

     (C) Lessee may, at the expiration of the initial twenty-five (25) year term hereof, remove certain components of the initial construction carried out pursuant to Paragraph (22) hereof, subject to the following conditions:



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          (1)  No item may be removed which impairs or diminishes the strength, or structural or architectural integrity of the Building;

          (2) If removal would substantially or detrimentally alter the usefulness of the Building for the uses described in Paragraph 8(a)(i) (including, without limitation, the removal of all or any part of the Heating, Ventilating, and Air-conditioning System), then all items to be removed shall be replaced with items which are generally serviceable to premises of this character rather than adapted to Lessee's particular use therefor, and all utility or other systems directly or indirectly involved shall be restored to good working order and condition.

     (e) Standards as to Lessee's Work. All work done by the Lessee under Subparagraphs (b), (c) or (d) of this Paragraph 8, or otherwise with respect to the Leased Premises shall be done at the sole cost and expense of Lessee, in full compliance with all laws, ordinances, rules and regulations of any duly constituted governmental authority and requirements of any Board of Fire Underwriters and in good and workmanlike manner using materials at least equal in quality to the materials used in the construction of the Building, and in accordance with any deed restrictions of record.

     (9) Insurance

     (a)  Public Liability Insurance

          Lessee shall maintain at its sole expense, throughout the term of this lease commencing upon its physical occupancy of the Leased Premises, insurance on the Land and the Building as follows:

           (i) General public liability insurance naming Lessor and Lessee as Insured against claims for bodily injury, death or property damage, occurring on, in or about the Land and the Building; such insurance to afford protection to Lessor, Lessee, and the holder of any permitted Institutional First Mortgage, as their respective interests, may appear, on a combined single limit basis of $2,000,000.00.

          (ii) Workmen's compensation insurance covering all persons employed in connection with any work done on or about the Land and the Building with respect to which claims for death or bodily injury could be asserted against Lessee or the Leased Premises, or in lieu of workmen's compensation insurance a program of self insurance complying with the rules, regulations and requirements of the appropriate state agency from time to time.

     (b)  Casualty Insurance

          Lessor shall maintain throughout the term of this lease, at Lessee's sole expense, insurance for the benefit of Lessor, and the holder of any permitted Institutional First Mortgage as their respective interests may appear, on the Building as originally constructed by Lessor and as thereafter reconstructed, altered, modified or otherwise improved by Lessor or by Lessee, insuring against all risks of physical damage or loss from external cause to the extent of the replacement value thereof, and so-called rental insurance, insuring against loss of rents during the period after occurrence of a casualty.



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     (c) Requirements as to Form of Insurance. The insurance referred to above shall be written by companies of recognized financial standing which are authorized to do an insurance business in the Commonwealth of Massachusetts.

     Every insurance policy referred to above shall bear a first mortgage endorsement in favor of the holder of any permitted Institutional First Mortgage. To the extent permitted by applicable law, every policy which Lessor or Lessee are obligated to carry shall contain an agreement by the Insurer that it waives all rights of subrogation against Lessee and any owner of the Leased Premises, and that insurer will not cancel such policy except after twenty (20) days' prior written notice to Lessor, and to any mortgagee of the Leased Premises.

     Certificates as to such insurance coverage shall be furnished by the party providing same to the other party at least fifteen (15) days prior to the first day of the period during which it is required to be in force.

     10. Mortgage Financing.

     (a) Subordination; Non-Disturbance; Attornment. This lease shall be subject and subordinate to any Institutional First Mortgage now or hereafter placed upon the premises by the Lessor, provided that each such mortgagee shall, on behalf of itself, its successors and assigns, enter into a Subordination and Non-Disturbance Agreement with Lessee in the form of Schedule C annexed hereto. "Institutional First Mortgage" and "Institutional First Mortgagee" shall refer to any accredited first mortgagee whose lending policies are regulated by the federal Comptroller of the Currency, or by any state banking or insurance regulatory agency, and, in any event, the Industrial Revenue Bond financing referred to in Paragraph (4) hereof.

     It is further agreed that if any such Mortgagee shall succeed to Lessor's interest in the Leased Premises by reason of the exercise of said Mortgagee's rights under said Mortgage (or the acceptance of voluntary conveyance in lieu thereof), then said Mortgagee may, at its option, to be exercised by the giving of written notice to Lessee of its desire so to do, succeed to the interest of Lessor under this lease; and in such event, the Lessee shall attorn to such successor and shall ipso facto be and become directly bound to such successor in interest to Lessor to perform and observe all the Lessee's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Lessee agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Lessee's agreement to attorn, as aforesaid. Lessee hereby constitutes and appoints Lessor, or such Mortgagee, and/or their respective assigns Lessee's attorney-in-fact to execute and deliver any such agreement of attornment for and on behalf of Lessee.

     (b) Modification to Lease. If, in connection with obtaining construction or permanent financing for the Building, any such Mortgagee shall request reasonable modifications in this Lease as a condition to such financing, Lessee will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Lessee hereunder or materially adversely affect the leasehold interest hereby created.


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     (c) Assignment of Rents. With reference to any assignment by Lessor of its interest in this lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by any such Mortgagee, Lessee agrees that:

      (i) The execution thereof by Lessor and the acceptance thereof by such Mortgagee shall never be deemed an assumption by such Mortgagee of any of the obligations of the Lessor thereunder, unless such Mortgagee, by written notice sent to the Lessee, specifically otherwise elects; and

     (ii) Except as aforesaid, such Mortgagee shall be treated as having assumed the Lessor's obligations thereunder only upon foreclosure of such Mortgagee's mortgage, and the taking of possession of the Leased Premises after having given notice of its exercise of the option stated in Subparagraph (a) of this Paragraph (10) hereof to succeed to the interest of the Lessor under this Lease.

     (d) Notice to Mortgagee. In the event of any failure by Lessor to perform, fulfill or observe any agreement by Lessor herein, in no event will the Lessor be deemed to be in default under this lease until the Lessee shall have given written notice of such failure to any Mortgagee of which Lessee shall have been advised, and until a reasonable period of time shall have elapsed following the giving of such notice, during which such Mortgages shall have the right, but not the obligation, to remedy such failure.

     (e) Casualty or Eminent Domain Proceeds. Any mortgage granted by Lessor to secure permanent financing shall, inter alia, provide that the Mortgagee shall agree to release proceeds of any casualty insurance for restoration of the Leased Premises as herein provided if this lease shall not be terminated, and shall consent to the release of any eminent domain proceeds for restoration if this lease shall not be determine, in its reasonable judgment, that (i) the Lease Premises as so restored will constitute an economically viable property, and (ii) adequate funds are available to Lessor in order to complete such restoration under a reasonably satisfactory construction contract therefor.

     (f) Refinancing of First Mortgage. Lessor shall have the right, at any time hereafter, to refinance any Institutional First Mortgage on the Leased Premises held by a permanent lender, and in such event, Lessee shall subordinate its interest hereunder to said new permanent financing in conformity with Subparagraph (a) of this Paragraph (10). Any and all proceeds of said refinancing shall accrue solely to Lessor.



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    11. Assignment by Lessee and Subletting. Lessee may sublet all or any part of the Leased Premises, and may assign all of its rights and interests under this lease but may not assign a lesser portion thereof (any such transferee other than a sublessee to expressly agree in writing, however, to assume and pay and perform Lessee's obligations hereunder); provided, however, that any such subletting or assignment (and any further sublease or assignment thereafter), shall be subject to the terms of outstanding financing and to the prior written approval of Lessor and any Institutional First Mortgagee, neither of which approvals shall be unreasonably withheld or delayed, and provided further that Lessee shall, nevertheless, remain primarily liable hereunder in any event.

     Lessee may, without such consent, assign this lease, or sublet all or any part of the Leased Premises to any corporation into which the Lessee shall be merged or consolidated, or any corporation which shall acquire all or substantially all of the assets of Lessee (any such transferee other than a sublessee to expressly agree in writing, however, to assume and pay and perform Lessee's obligations hereunder) provided that any acquiring or resulting corporation has immediately subsequent to such transactions a net worth equal to the greater of (i) the net worth of the Lessee on the date of this lease, or
(ii) the net worth of the Lessee on the proposed date of such assignment. Said net worth determination shall be subject to the reasonable review of any Institutional First Mortgagee, and the terms of outstanding financing.

     No sublease or assignment by Lessee shall impose any obligations on Lessor or otherwise affect any of the rights of Lessor under this lease. Any such sublease or assignment made in violation of this Section shall be void.

     12. Casualty Damage to Leased Premises.

     (a) Lessor's Restoration Obligation. If the Building or any part thereof shall be damaged or destroyed by fire, the elements, or any other casualty, then Lessor shall promptly restore the Leased Premises to the same condition they were in immediately prior to said damage or destruction, provided that the insurance proceeds to be received by Lessor as the result of said casualty are adequate to do so in a manner reasonably satisfactory to it and its Institutional First Mortgagee, or, in the alternative, provided that Lessee undertakes to pay any deficiency in said proceeds. Lessee shall be solely responsible for the restoration of such of its equipment and fixtures of the type referred to in Paragraph 4(e) hereof, as may also have been damaged or destroyed. If any portion of the Leased Premises shall, as the result of such casualty, be rendered untenantable for the uses permitted hereunder, the Fixed and Additional Rental shall be suspended or abated in a just and equitable manner according to the nature and extent of the injury suffered to the Leased Premises until the same shall be restored to their former condition by Lessor, provided that so-called "rental insurance" covering said abatement is then in force.

     (b) Lessor's Right to Terminate. If, however, (i) said damage or destruction shall be substantial and restoration would amount to "rebuilding" (meaning that such restoration would normally be expected to take in excess of 120 days or involve rebuilding in excess of fifty percent (50%) of the ground floor area of the Leased Premises), or (ii) if said damage or destruction shall occur during the last year of the original term hereof, or the last year of any extension period, Lessor may, the provisions of Paragraph 12(a) notwithstanding, terminate this lease by giving written notice to Lessee within thirty (30) days after such damage.

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In such  event,  however,  Lessee  may,  within  thirty  (30)  days  after  said termination, exercise Lessee's option to purchase such premises, such purchase to be consummated on a date as specified by Lessee in said notice within thirty
(30) to ninety (90) days thereafter, and in such case all proceeds recovered or recoverable shall be paid over to Lessee, subject to the rights of the holder of any Institutional First Mortgage.

     (c) Lessee's Right to Terminate. Lessee shall have the right to terminate this lease, in the event that (i) Lessor, being obligated to restore the Leased Premises as provided hereunder, fails or neglects to commence such work reasonably promptly or diligently prosecute same thereafter; or, (ii) if said work is not substantially completed within 180 days of the time Lessor is obligated to commence same, in any event; or (iii) if said damage or destruction involves rebuilding in excess of thirty percent (30%) of the ground floor area of the Leased Premises and occurs during the last year of the original term hereof or the last year of any extension period; provided. however, that any such right to terminate shall be exercised by a written notice given to Lessor and any Institutional First Mortgagee within thirty (30) days of the event giving rise to such right, and that in the instance of clauses (i) and (ii), Lessor is afforded thirty (30) days after the giving of said notice, to endeavor to cure any such default, prior to said termination becoming effective.

      13.  Condemnation

     (a) Complete Taking. If the whole of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or shall be sold to the condemning authority under threat of condemnation, this lease shall terminate as of the date of vesting of title pursuant to any such taking or sale (hereinafter "taking") and rent paid in advance of the date of taking of actual possession by the condemning authority shall be refunded proportionately.

     (b) Partial Taking - Option to Terminate. In the event that a substantial part of the Land and the Building are taken or sold as aforesaid, so that in Lessee's reasonable judgment the Leased Premises are no longer suitable for the conduct of the Lessee's business (which amount, in order for such judgment to be reasonable, must exceed thirty percent (30%) of the ground floor area of the Building in any event), or if the means of access thereto, including, without limitation, access to truck docks and loading areas, shall be taken, or if parking for more than one hundred (100) cars shall be taken, Lessee, at its election, may terminate this lease by giving written notice of its intention to terminate to Lessor within thirty (30) days after the vesting of title pursuant to any such taking or sale. Rent paid in advance of the date of taking of actual possession by the condemning authority shall be refunded proportionately.

     (c) Partial Taking - Continuation of Lease. If there is a taking as asforesaid and this lease shall not be terminated, or if a taking occurs which is loss extensive than above provided, then this lease shall not terminate, but the Fixed Rent due hereunder shall be reduced in a just and equitable manner according to the nature and extent of the injuries to the Leased Premises suffered.

     (d) Restoration. If this lease shall not be terminated, as aforesaid, the Lessor shall (provided that the damages received by it will be adequate to do so, or Lessee undertakes, in a manner reasonably satisfactory to Lessor and its Institutional First Mortgagee, to pay any deficiency therein) promptly restore the Leased Premises, or what may remain thereof, to a complete architectural unit of equal quality to the structures and improvements upon the Leased Premises immediately prior to such taking. During the period of restoration, the rent shall equitably abate.

     (e) Eminent Domain Proceeds. Lessor shall be entitled to all eminent domain damages, awards, or other proceeds.

     Lessee shall be entitled to recover directly from governmental authorities, however, on account of all loss and damage sustained with respect to its trade fixtures, and with respect to relocation expenditures and the like.

     14. Default

     (a) Lessee's Default

      (i) If Lessee shall neglect or fail to make any payments of rent or other payments to be made by it hereunder; or

      (ii) if Lessee shall neglect or fail to perform or observe any of the other covenants and agreements in this lease contained and on its part to be performed or observed; or

      (iii) if the Leased Premises are abandoned; or

      (iv) if the estate created hereby shall be taken upon execution, attachment or any other process of law and such process shall not be rendered inoperative within thirty (30) days thereafter, or if Lessee shall be adjudged a bankrupt or insolvent, or if any receiver or trustee of all or any part of the business or property of Lessee wherever located shall be appointed and shall not be discharged within forty-five (45) days after appointment, or if Lessee shall make any general assignment of its property for the benefit of creditors, or if Lessee shall file a voluntary petition in bankruptcy or insolvency now in force or hereafter enacted, federal, state or otherwise, or if any such petition shall be filed against Lessee and shall not be discharged within forty-five (45) days after the filing, or if Lessee shall seek a composition with its creditors by trust mortgage or otherwise;

then Lessor shall have the right, immediately or at any time thereafter, to enter upon the Leased Premises or any part thereof in the name of the whole or repossess the same as of its former estate and expel Lessee and those claiming by, through, or under it, and remove their goods and effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears or rent or other payments of preceding breach of covenant and upon entry as aforesaid, this lease shall be terminated. In case of such termination, or in case of termination under the provisions of statute by reason of the default of Lessee, Lessor shall become entitled to receive from Lessee, and Lessee shall pay to Lessor, on demand, as initial liquidated damages, a sum equal to the amount by which the sum of the rent and other payments called for hereunder for the remainder of the term exceeds the fair rental value of the Leased Premises for the remainder of the term. Further, Lessee shall, on demand of Lessor, indemnify Lessor against all loss of rent, other payments and damages, however caused, which it may incur by reason of such termination during the remainder of the term, first giving credit to any payment made by Lessee to Lessor on account of initial liquidated damages as aforesaid from time to time upon demand of Lessor. In computing such damages, there shall be added such expenses as Lessor may incur in connection with reletting, such as legal expenses, brokerage, expenses for keeping the Land and the Building in good order or for preparing the same for reletting, and/or decorations in the Land and the Building as may be necessary for the purpose of reletting. Lessor shall also have the right to pursue such other rights and remedies as may be allowed at law or equity against Lessee, and any and all other parties who may be liable. The said remedies shall be cumulative.

     (b) Grace Periods. Anything herein contained to the contrary notwithstanding, lessee shall be entitled prior to the exercise of the right of entry by lessor as aforesaid, to five (5) days grace (without notice) in respect to payment of any rental or other money payments referred to in Paragraph 14(a)(i), and thirty (30) days' notice from Lessor with respect to any default under Paragraph 14(a)(ii) hereof; provided further that in the case of any default under Paragraph 14(a)(ii) which is of such character that it reasonably required, more than thirty (30)days to cure the same, Lessee shall be entitled to a reasonable period of time subsequent to such thirty (30) day period in which to prosecute said curative efforts, provided that the same are promptly commenced within such thirty (30)-day period and are pursued diligently until completion.

     (c) Lessor's Right to Cure. If Lessee shall default in the performance of observance of any agreement or condition contained in this lease to be performed or observed by it, Lessor may, at its option, after the expiration of applicable grace periods cure such default for the account of Lessee and any amount paid of any contractual liability reasonably incurred by Lessor in so doing shall be charged to Lessor by lessee, and Lessee agrees to reimburse Lessor therefor together with interest at the rate of fifteen percent (15%) per annum from the date of demand; provided, however, that Lessor may cure any such default prior to the expiration of applicable grace periods (but after written notice of such intention), if such cure by Lessor is reasonably necessary to protect the real estate or Lessor's interest therein, or to prevent injury or damage to persons or property.

     (d) Waiver. A waiver, express or implied, by lessor of any default by Lessee in the observance and performance of any of the conditions or covenants or duties hereof, shall not constitute or be construed as a waiver of any subsequent or other default. The rights and remedies of each party under this lease shall be cumulative and in addition to any other rights given to them by law, and the exercise of any right or remedy shall not impair either party's right to any other remedy.

     15. Lessor's Covenant of Quiet Enjoyment. So long as Lessee is in possession of the Leased Premises, it shall not be disturbed in the enjoyment thereof by Lessor, or by anyone claiming by, through, or under Lessor, or by anyone claiming by paramount title.

     16. Notices

     (a) Mailing Procedure. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, postage prepaid, return receipt requested, and any such notice or other communication shall be deemed given when mailed as provided by this Paragraph 16; and

       (i) If sent to Lessee, the same shall be mailed to Lessee at the address set forth on page 1 hereof;

             or at such other address as Lessee may designate by like notice to Lessor; or

       (ii) If sent to Lessor, the same shall be mailed to Lessor at the address set forth on page 1 hereof,


                Neil N. Glazer, Esquire
                SINGER, STONEMAN, KUNIAN & KURLAND, P.C.
                100 Charles River Plaza
                Boston, Massachusetts 02114

                or at such other address as Lessor may hereafter designate by like notice to Lessee.

          Each party shall have the right to designate not more than two other persons to whom copies of such notices shall be sent.

          17. Miscellaneous

     (a) Notice of Lease. Upon Lessee's request, both parties shall execute and deliver an instrument in form appropriate for recording as a notice of this lease.

     (b) Modification of Lease. This lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

     (c) Governing Law. This lease is made pursuant to and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     (d) "Lessor" and "Lessee." The terms "Lessor" and "Lessee" wherever used herein shall include, and all of the provisions hereof shall bind and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto. It is specifically understood and agreed that there shall be absolutely no corporate nor personal liability incurred by the Lessor or any successor in interest of Lessor, whether the same be a corporation or trust, or an individual, joint venture, tenancy in common, firm, or partnership, general or limited, or on the part of the officers, directors and stockholders of the Lessor or on the part of the officers, directors and stockholders of any corporate successor in interest of the Lessor, or any trustee, or on the part of the members of any firm, partnership or joint venture if any successor in interest be a firm, partnership or joint venture with respect to any of the terms, covenants and conditions of this lease, and Lessee shall look solely to the equity of Lessor or such successor in interest in the fee estate of Lessor in the demised premises for the satisfaction of each and every remedy of lessee in the event of any breach by lessor or by any such successor in interest of any of the terms, covenants and conditions of this lease to be performed by Lessor, such exculpation of corporate and/or personal liability to be absolute and without any exception whatsoever.

     (e) Severability. If any provisions of this lease or portion of such provision of the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the lease (including the remainder of such provision) and the application thereof to the persons or circumstances shall not be affected thereby.

     (f) Headings. Section headings shall not be deemed to be part of this lease or to affect its contribution, but are inserted only for convenience of reference.

     (g) Entry. Lessor and Lesser's designees may at all reasonable times enter into and examine the Leased Premises and show them to prospective purchasers, mortgagors and others interested therein, provided that they shall not interfere with Lessee's business.

     18. Surrender. At the expiration or prior termination of this lease, Lessee shall redeliver the premises to the Lessor in such condition as they are required to be maintained under Paragraph 8(b) hereof.

     19. Brokers. Each of Lessor and Lessee represents and warrants to the other that it has not dealt with any broker in this transaction, and each party hereby agrees to indemnify, defend, and hold harmless the other party from and against any and all loss, cost, or expense arising or resulting from any breach of the foregoing warranty.

     20. Certification. Each of Lessee and Lessor agree from time to time upon request of the other to furnish certification to the other that this lease is then in full force and effect, if such be the case, and that there is no default hereunder, and if such shall not be the case, to specify any default then existing.

     21. Costs and Expenses. In addition to and not in limitation of any other provisions of this lease, each party does hereby agree to indemnify and hold harmless the other of and from all costs and expenses including reasonable attorney's fees, incurred by such party in exercising its rights under this lease, or enforcing the obligations of the other party.

     22. Construction

     (a) Lessor's Obligations. Prior to the execution of this lease, the Lessor has caused to be prepared plans and specifications for the construction of a 43,500 square foot building upon the Leased Premises, which plans and specifications have been initialed by the parties hereto and are listed in Schedule D hereto (the "Lease Plans").

     (b) Completion Date. On or before the date of execution hereof, Lessor has commenced construction of the Building and shall substantially complete the same on or before December 31, 1985, subject to delays due to the act or neglect of Lessee, its representatives, or any separate contractor employed by it; significant changes or alterations in the Building requested by Lessee; strikes or embargos; fires, windstorms floods, earthquakes, or other casualties; acts of war, or acts of public officials; the default of a subcontractor to Lessee's general contractor, provided that such default arises out of a cause beyond the control of Lessor, the general contractor, and the subcontractor, without the fault or negligence of any of them and provided that the material or services to be furnished by the subcontractor were not obtainable from other sources in sufficient time to permit Lessor to meet the required delivery schedule; or any other cause beyond the Lessor's reasonable control. Any delay in the substantial completion of said construction on account of any or all of the foregoing shall be deemed to be an "Excusable Delay" and the substantial completion date hereunder shall be extended by a period of time equal to the time lost because of any Excusable Delay. Notwithstanding the foregoing if the Building shall not have been substantially completed and a Certification of Occupancy issued (as hereinafter provided) on or before March 31, 1986, as extended by any period of Excusable delay, Lessee shall have the right to cancel this lease by giving written notice to the Lessor any time thereafter but prior to the substantial completion of the same.

     (c) "Substantial Completion"; Commencement Date. As used herein, the term "substantially completed" shall mean completion of the Building, including completion of the paving of the parking lot and all roads and driveways, with the building weathertight and capable of being secured, and with plumbing, heating, air-conditioning and electrical wiring installed and in working order, so that the Lessee can make use of the Leased Premises for the purposes set forth in Paragraph 8(a)(i) hereof; excluding from Lessor's aforesaid substantial completion obligations, however,(a) items which have not been completed due to weather conditions, the absence of which does not materially impair Lessee's contemplated use (a) of the Leased Premises, and (b) normal punch-list items, the absence of which does not materially affect Lessee's contemplated use of the premises (which items shall be completed by Lessor within (30) days thereafter, in any event). The Lessee shall have both the right and the obligation to take possession of the Leased Premises on the day that (i) the same have been substantially completed as aforesaid, and (ii) a Certificate of Occupancy therefor has in fact been obtained by Lessor, and the term of this lease, and the Lessee's obligation to pay rent and any other sums hereunder shall begin on and as of that date, which shall be the "Commencement Date" referred to under this lease.

     (d) Standards as to Lessors Work. All the Lessor's work shall be done in a good and workmanlike manner with full compliance of the approved plans and specifications, and, as set forth in paragraph (5) hereof, with all laws ordinances, rules and regulations of any duly constituted governmental authority having jurisdiction of the Leased Premises.

      EXECUTED under seal as of the day first above written.

Witness:



/S/ Kevin G. Tubridy                /S/ Simon D. Young, Trustee
- ----------------------------        -----------------------------------
                                    SIMON D. YOUNG, TRUSTEE OF SANDPY
                                    REALTY TRUST, and not individually

                                    WIGS BY PAULA


/S/ Kevin G. Tubridy                By: /S/ Simon D. Young, Pres.
- ----------------------------        -----------------------------------
                                    SIMON D. YOUNG, PRESIDENT
                                    Hereunto Duly Authorized

                                LIST OF SCHEDULES

SCHEDULE A          Description of Premises


SCHEDULE B          Permitted Encumbrances


SCHEDULE C          Form of Non-Disturbance and
                    Subordination Agreement

SCHEDULE D          List of Lease Plans and
                    Specifications

A certain parcel of land shown as Parcel A-1-C on a plan entitled "Plan of and in Easton, Massachusetts owned by Carl A. and Albertina R. Kempf" dated January 21, 1977, by Hayward-Boynton & Williams, Inc. and recorded with the Bristol County (North District) Registry of Deed in Plan book 162, page 75. Parcel A-1-C is more particularly bounded and described, according to said plan, as follows:

NORTHEASTERLY  by Bristol Drive, one hundred fifty and 00/00 (150.00)
               feet;

SOUTHEASTERLY  by Parcel A-1-D, three hundred ninety-one and 98/100
               (391.98) feet;

SOUTHWESTERLY  by land of Carl A. and Abertina R. Kempt, one hundred fifty-two and 89/100, (152.89) feet; and

NORTHWESTERLY  Parcel A-1-B, four hundred twenty-one and 54/100(421.54) feet.


Parcel A-1-C contains 1.401 acres, accroding to said plan.

PARCEL A-1-D:

A certain parcel of land shown as Parcel A-1-D on said plan recorded in Plan Book 162, Page 75 and being more particularly bounded and described, according to said plan, as follows:

NORTHEASTERLY  by Bristol Drive, one hundred fifty and 00/100 (150.00)
               feet;

SOUTHEASTERLY  by Parcel A-1-E, on two (2) courses two hundred sixty and
               51/100 (260.51) feet and one hundred and 88/100 (100.88)
               feet;

SOUTHWESTERLY  by land of Carl A. and Albertina R. Kempf, one hundred fifty-nine and 24/100 (159.24) feet; and

NORTHWESTERLY  by Parcel A-1-C, three hundred ninety-one and 98/100
               (391.98) feet.

Parcel A-1-D contains 1.306 acres, according to said plans.

LOT A-1-E:

A certain parcel of land shown as Lot A-1-E on a plan entitled "Plan of Land in Easton, Massachusetts, owned by Paramount Development Associates, Inc." dated March 26, 1982, and recorded with the Bristol County (North District) Registry of Deeds, in Plan Book 197, Page 30. Lot A-1-E is more particularly bounded and described, according to said plan, as follows:

NORTHEASTERLY  by Bristol Drive, two hundred nineteen and 29/100 (219.29)
               feet;

NORTHEASTERLY
EASTERLY and
SOUTHEASTERLY  by the intersection of Bristol Drive and Norfolk Avenue, seventy-eight and 54/100 (78.54) feet on a curve with a radius of fifty and 00/100 (50.00) feet;

SOUTHEASTERLY  by Norfolk Avenue, two-hundred sixty-seven and 00/100
               (267.00) feet;

SOUTHWESTERLY  by Lot A-1-F, two hundred sixty-five and 29/100 (265.29)
               feet; and

NORTHWESTERLY  by Parcel A-1-D, on two (2) courses, seventy-four and
               62/100 (74.62) feet and two hundred sixty and 51/100
               (260.51) feet.

Lot A-1-E contains 87,120 square feet (2.000 acres), according to said plan.

                             PERMITTED ENCUMBRANCES

1. Taxes for the fiscal year ending June 30, 1986, which are a lien not yet due and payable.

2. Easement to New England Telephone and Telegraph Company and Brockton Edison Company dated June 15, 1977, and recorded with said Deeds in Book 1737, page 623.

3. Declaration of Protective Covenants dated november 29, 1979, and recorded with said Deeds in book 2011, page 163, as affecfed by Certificate of Compliance dated June 27, 1985, and recoded in book 2742,Page 149.

4. Planning Board Covenant dated October 24, 1975, recorded with said Deeds in Book 1692, Page 369, as affected by Certification of Performance dated may 1, 1985, recoded with said Deeds in Book 2742, page 149.

5. Order of Conditions issued by the Easton Conservation Commission recorded with said Deeds in Book 1692, Page 364, as affected by Partial Certificates of Compliance recorded in Book 2535, page 344 and Book 2742, Page 148.

                  NONDISTRURBANCE AND SUBORDINATION AGREEMENT


TERMS:

Lessor:                  SIMON D. YOUNG, Trustee of SANDPY REALTY TRUST
                         Brockton, Massachuetts

Lessee:                  WIGS BY PAULA, INC.
                         West Bridgewater, Massachusetts

Mortgagee:               Rockland Trust Company, Trustee
                         under an Indenture of even date
                         between Lessor and the Town of Easton, MA

Lease: A Lease dated July 10, 1985, of the hereinafter described leased premises by and among the Lessor and Lessee.

Leased Premises          Lots A-1-C, A-1-D and A-1-E, Bristol Drive,
and Mortgaged            Easton, Massachusetts, as more fully described
Premises:                in said Lease and in Lessor's Mortgage to the
                         Mortgagee of even date hereof.


In order to induce Mortgagee to make the loan secured by the Mortgage, Lessor and Lessee agree that the Lease shall be subject and subordinate to the lien and priority of the Mortgage, to all the terms and provisions thereof, to all advances, payments and claims of any nature made or to be made thereunder and secured thereby and to any renewals, extensions, modifications or replacements thereof. The foregoing shall be subject to the provisions of the Mortgage whereby the holder thereof may as therein described subordinate the Mortgage to the Lease.

In the consideration of the foregoing subordination and in the event
Mortgagee shall hereafter either foreclose such Mortgage and bid in or purchase the Mortgage Premises at any foreclosure sale or sales, or shall acquire title to the Mortgaged Premises by deed or otherwise in lieu of foreclosure, Mortgagee agrees that:

A. If Lessee shall pay the rent and any other payments reserved or provided in the Lease, and shall keep, observe and perform all other terms, covenants, conditions, provisions and agreements contains in the Lease which Lessee would have been obligated to keep, observe and perform if the Lease has survived such foreclosure, and provided no default exists under the Guaranty Agreement dated as of July 10, 1985, by and between Lessee, Mortgagee and the Town of Easton Massachusetts, Mortgagee shall, for the same period as the term of the lease would have continued absent such foreclosure, permit Lessee peaceably and quietly to continue in possession of the Leased Premises.

In no event shall Mortgagee and its successors and assigns, including and purchaser at a foreclosure sale be

A. liable for any act or omission of the Lessor, its successor or assigns, as landlord under the Lease;

B. subject to any offsets or defenses which Lessee might have against Lessor, its successors and assigns, as landlord under the Lease;

C. bound by any rent or additional rent which Lessee might have paid to the Lessor, its successors or assigns in advance of the time called for under the Lease;

D. bound by any amendment or modification of the Lease made without consent of Mortgagee; or

E. except as modified by Paragraph 2A above, required to restore the Mortgaged Premises in the event of destruction or damage by casualty or taking.


     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but shall be binding upon Mortgagee and any succeeding holder of the Mortgage only during the period it is a holder, and shall be binding upon any purchaser at a foreclosure sale or successor in title to such purchaser only during the period of its ownership.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 10th day of July, 1985.



     Mortgagee                          ROCKLAND TRUST COMPANY


                                        By:  /s/ John B. Nash, V.P.
                                             -----------------------------

     Lessee:                            WIGS BY PAULA, INC.

                                        By:  /s/ Simon D. Young
                                             -----------------------------
                                             Simon D. Young, President



COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK        SS.                 JULY 16, 1985

     Then personally appeared before me the above-named John B. Nash, Vice President of ROCKLAND TRUST COMPANY, and acknowledged the foregoing to be the free act and deed of said Corporation.


                                        /s/
                                        -------------------------------
                                        NOTARY PUBLIC

                                        Commission expires:  Dec 20, 1985


COMMONWEALTH OF MASSACHUSETTS

COUNTY OF                SS.

     Then personally appeared before me the above-named Simon D. Young, President of WIGS BY PAULA, INC., and acknowledged the foregoing to be the free act and deed of said Corporation.



                                        /s/ Kevin G. Tubridy
                                        -------------------------------
                                        NOTARY PUBLIC Kevin G. Tubridy


                                        Commission expires:  11/24/89

                            PLANS AND SPECIFICATIONS


                                                                     LATEST
                                                ORIGINAL            REVISION
                                                  DATE                DATE
                                                --------            --------

1.   ARCHITECTURAL PLANS (Prepared by
     John Sharratt Associates, Inc.)

     A-1  First Floor Plan                      3/29/85             6/14/85

     A-2  Second Floor Plan                     3/29/85             6/14/85

     A-3  Roof Plan                             6/14/85               --

     A-4  Elevations                            3/25/85             6/14/85

     A-5  Wall Sections                         6/14/85               --

     A-6  Window Elevations                     6/14/85               --

     A-7  Window Details                        6/14/85               --

     A-8  Door Schedule & Elevations            6/14/85               --

     A-9  Lobby Plan                            6/14/85               --

     A-10 Lobby Sections                        6/14/85               --

     A-11 Stair Plans & Sections                6/14/85               --

     A-12 Interior Plans & Elevations           6/14/85               --

2.   STRUCTURAL PLANS (Prepared by
     Steel Structures, Inc.)

     S-1  Floor Framing Plan                    6/24/85               --

     S-2  Roof Framing Plan                     6/24/85               --

3.   LANDSCAPE PLAN (Prepared by
     John Sharratt Associates, Inc.)

     L-2  Landscape Plan                        6/14/85               --

                                                                     LATEST
                                                ORIGINAL            REVISION
                                                  DATE                DATE
                                                --------            --------

4.   SITE PLAN

     Sandby Realty Trust, "Site Development    4/27/85              5/23/85
     Plan of Lots A-1-C, A-1-D and A-1-E,
     Bristol Drive Easton, Massachusetts,"
     by Hayward-Boynton & Williams, Inc.

5.   ARCHITECTURAL SPECIFICATION (Prepared
     by John Sharratt Associates, Inc.)

     Simon Young Building Architectural        5/24/85              6/14/85
     Specifications (including
     architectural, structural, mechanical
     and electrical sections)